SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 18, 2001

Timberline Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	000-29680	68-0269988
(State or Other Jurisdiction of Incorporation)	Commission File	(I.R.S. Employer
	Number	Identification No.)

123 N. Main Street, Yreka, CA	96097
(Address of Principal Executive Offices)	(Zip Code)

(530) 842-4000
(Registrant's Telephone Number, Including Area Code)

This Report includes a total of 3 pages.

Page 1 of 3 Pages

ITEM 4.      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Registrant’s principal independent accountant, Carlson, Pavlick and Drageset resigned effective the time of the consummation of the merger of the Registrant with and into PremierWest Bancorp on April 13, 2001. The Registrant’s principal independent accountant’s report on the financial statements for each of the past two years did not contain any adverse opinion or disclaimer of opinion, or any modification as to uncertainty, audit scope, or accounting principles. There was no decision by the Registrant, its board of directors or an audit or similar committee of the Registrant’s board of directors to change accountants. There were no disagreements with the Registrant’s principal independent accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Page 2 of 3 Pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMBERLINE BANCSHARES, INC.
Date: April 23, 2001	By: /s/John Linton
John Linton, President and Chief Executive Officer

Page 3 of 3 Pages